UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2006

EMBREX, INC.

(Exact name of registrant as specified in its charter)

North Carolina	000-19495	56-1469825
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1040 SWABIA COURT, DURHAM, NORTH CAROLINA 27703

(Address of principal executive offices)

(919) 941-5185

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

A. Incentive Plans

The Board of Directors (the “Board”) of Embrex, Inc. (the “Company”) met on July 20, 2006 and, upon the recommendation of the Compensation Committee of the Board (the “Committee”), adopted the Embrex, Inc. Short-Term Incentive Plan (the “STIP”). In conjunction with the adoption of the STIP, the Board also approved specific STIP participation and performance criteria for the 2006 plan year as recommended by the Committee. In addition, the Board adopted the Embrex, Inc. 2006 Long-Term Incentive Plan (“LTIP”) program providing restricted stock unit (“RSU”) grants to the Company’s Chief Executive Officer (“CEO”) and each other named executive officer (the “Named Executive Officers” or “NEOs”), as defined by Item 402(a)(3) of the Securities and Exchange Commission’s Regulation S-K, each non-employee director of the Company, and certain other officers and management employees of the Company.

1. Adoption of Embrex, Inc. Short-Term Incentive Plan (STIP)

Purpose, Design, and Eligibility. The STIP furthers the Company’s commitment to performance-based compensation practices by providing participants an opportunity to earn annual cash bonuses upon achievement of certain pre-established performance objectives. Awards under the STIP will be paid based on achievement of a Company performance component, generally measured by the rate of growth in the Company’s earnings per share (“EPS”) over the previous year, and an individual performance component. Each officer of the Company, including the Company’s CEO and each other NEO employed by the Company on or before the first business day of October of a particular plan year, is automatically eligible to participate in the STIP for that year. In addition, the Board or its delegate may designate any other employee employed by the Company by the first business day in October of a particular plan year to participate in the STIP for that year.

Performance Criteria Under STIP. Under the STIP, a general target cash bonus amount for each participant will be established by the Board each plan year based upon the Committee’s recommendation as to appropriate target bonus amounts to enable the Company to remain competitive and retain and recruit top employees. These target bonus amounts are then adjusted for both Company and individual performance as described below to arrive at actual cash bonuses under the STIP. The target award for each participant (or class of participants) is set by the Board as a percentage of the participant’s base pay for the plan year. In order to determine a participant’s preliminary award based on Company performance criteria, the participant’s target award (expressed as a percentage of base pay) is further modified by multiplying the target award by a company-level multiplier set by the Board each year based primarily on EPS growth targets.

Once a participant’s preliminary STIP award is determined based on the Company’s performance, the preliminary award is subject to further adjustment based on the participant’s individual performance appraisal for the applicable plan year. In the case of “Executive Participants” (i.e., the Company’s President and all Vice Presidents), the Board may, in its sole discretion, increase or decrease each Executive Participant’s preliminary award based on each Executive Participant’s annual performance appraisal for the plan year. For all other participants, the President, in the President’s sole discretion, may make similar adjustments to each participant’s preliminary award based on each participant’s annual performance appraisal for the plan year. Accordingly, a participant may ultimately receive no portion of his or her preliminary award or may receive a bonus amount significantly greater than his or her preliminary award depending on the participant’s individual performance for the year. In no event, however, will the total bonus awards allocated for a particular plan year be greater or lesser than the aggregate preliminary awards of all participants.

Payment of STIP Awards. All STIP awards will be paid within 2  1/2 months following the end of the applicable plan year. A participant must generally remain employed with the Company through the payment of the STIP awards in order to be legally entitled to an award for a particular plan year. The Board, however, may make exceptions to this requirement in cases where a participant’s employment with the Company is involuntarily terminated by the Company without cause or terminates due to retirement, death, disability, or other special circumstances. In the event of a change in control of the Company, the current plan year will automatically end and STIP awards may be paid on a pro rata basis in accordance with the Company’s performance through such date.

Amendment or Termination of STIP. The STIP may be amended or terminated at any time provided no such amendment or termination affects awards earned for a prior plan year.

The form of the STIP adopted by the Board is attached to this filing as Exhibit 10.1 and is incorporated by reference herein.

2. Establishment of STIP Eligibility, Awards, and Performance Criteria for 2006 Plan Year

The Board, upon the Committee’s recommendation, determined that all of the Company’s eligible employees will participate in the STIP for the 2006 plan year. The Board, upon the Committee’s recommendation, also adopted company-level multipliers for the 2006 plan year for each participant based on certain minimum threshold, target, and maximum adjusted EPS growth rates based on the Board’s growth targets for the Company. For the 2006 plan year, the Company’s EPS growth rate for STIP purposes will be adjusted to take into account certain after-tax stock-based compensation and severance-related expenses for 2006 as set forth in the STIP.

The company-level multipliers for the 2006 plan year range from 0% of a participant’s target award for Company performance below the minimum adjusted EPS growth rate threshold up to a maximum of 130% of a participant’s target award for Company performance at or above the maximum or “stretch” adjusted EPS growth rate target established by the Board.

The Board, upon the Committee’s recommendation, established the following target award percentages for the Company’s CEO and each of the Company’s other NEOs for the 2006 plan year: 40% of base pay for Messrs. Baines, Bryant, O’Dowd, and Seaquist and 65% of base pay for Mr. Marcuson. The Board, upon the Committee’s recommendation, also approved varying 2006 STIP target award percentages for all other classes of the Company’s employees.

3. Adoption of 2006 Long-Term Incentive Plan (LTIP)

At its July 20, 2006 meeting, the Board, upon the Committee’s recommendation, also approved the 2006 LTIP program as a one-year program designed to drive consistent growth of the Company over a multiple-year performance period. In lieu of adopting a separate LTIP document, the Company’s 2006 LTIP program consists of targeted grants of RSUs authorized under the existing Embrex, Inc. Amended and Restated Incentive Stock Option and Nonstatutory Stock Option Plan (the “Stock Plan”). Each RSU provides the right to one share of common stock of the Company (the “Common Stock”) if the RSU vests.

LTIP Awards. RSU grants to executive officers and non-employee directors under the LTIP are subject to both time-based and performance-based vesting criteria. The Board, upon the Committee’s recommendation, approved total RSU grants to participants with maximum potential award values as a percentage of each participant’s 2006 base salary as set forth below (the “LTIP Awards”):

			Maximum Grant Value as Percentage of 2006 Base Salary
Participant	Title	Total RSU Grants	Performance- Vested	Time- Vested	Total Grants
Randall L. Marcuson	President and Chief Executive Officer	69,150	150%	75%	225%
David M. Baines	Vice President, Global Sales & Marketing	20,550	65%	33%	98%
Joseph P. O’Dowd	Vice President, Global Product Development & Supply and Research & Development	20,400	65%	33%	98%
Don T. Seaquist	Vice President, Finance and Administration	20,175	65%	33%	98%
Ronald Bryant	Vice President, Sales & Service, North America and Latin America	20,400	65%	33%	98%

In addition to the above grants to the Company’s NEOs, the Board, upon the Committee’s recommendation, approved LTIP awards for each non-employee director of 3,750 RSU shares. The LTIP awards to each non-employee director comprise 1,250 RSU shares subject to time-based vesting and 2,500 RSU shares that are performance-vested. The Board, upon the Committee’s recommendation, also approved LTIP awards for the Company’s other vice presidents and operational directors.

The form of the RSU Award Agreement for granting LTIP awards to the Company’s CEO and each of the Company’s other NEOs other than Mr. Bryant (Form A) is attached as Exhibit 10.2 and is incorporated by reference herein. The form of RSU Award Agreement for granting LTIP awards to Mr. Bryant, non-employee directors, and regional vice presidents (Form B) is attached as Exhibit 10.3 and is incorporated by reference herein.

The total RSUs granted to each participant under the LTIP reflect 150% of the total targeted award value for each recipient as recommended by the Committee and approved by the Board, divided by $11.22. $11.22 was the closing price of the Company’s Common Stock on March 13, 2006, the third closing price following public release of the Company’s 2005 fourth quarter and full year financial results.

Vesting Terms for RSU Awards Under 2006 LTIP Program. Vesting of the RSU grants to executive officers and non-employee directors under the RSU Award Agreements is subject to the following terms and conditions:

•	One-third of each participant’s total LTIP award is time-vested and will vest in three equal annual installments on March 13, 2008, March 13, 2009, and March 13, 2010 provided the individual does not incur a “separation from service” with the Company as that term is defined in the RSU Award Agreement.

•	The remaining two-thirds of each participant’s LTIP award is performance-vested, with the maximum potential payout equal to twice the number of performance shares otherwise earned at the “target-level performance” determined by the Committee. Unless otherwise provided under the RSU Award Agreement, no performance-vested LTIP RSUs shall be considered earned and vested until the Company’s public release of fourth quarter financial results for the year 2009, provided the participant has not incurred a separation from service with the Company.

•	The percentage of a participant’s performance-vested RSUs that ultimately vests following release of the fourth quarter financial results for 2009 will depend upon the Company’s achievement of long-term performance criteria during the four-year period ending December 31, 2009. The Company’s financial performance for LTIP purposes will be measured based on the Company’s cumulative EPS for 2006 through 2009, as adjusted to “normalize” for the accounting impact of performance-vested shares not granted under the 2006 LTIP program. As with the STIP, the Board, upon the Committee’s recommendation, adopted a sliding scale of specific minimum, target, and maximum performance vesting thresholds that correspond to specific cumulative adjusted EPS levels of the Company over the four-year LTIP performance period from 2006-2009. Accordingly, it is possible for a participant to receive none of his or her potential performance-vested RSUs set forth in the chart above, or some fraction of the maximum RSU awards depending on the Company’s cumulative adjusted EPS over the performance period. In no event, however, will a participant receive more than the total RSU awards as set forth above if the Company’s cumulative adjusted EPS is at or above the maximum performance threshold.

•	In the event of a “transfer of control” of the Company as defined in the RSU Award Agreement, non-employee directors and other recipients of LTIP RSUs under Form B of the RSU Award Agreement will be entitled to accelerated vesting on 100% of the time-vested portion of the LTIP award and 50% of the performance-vested portion of the LTIP award. Any RSUs for which vesting is not accelerated upon a transfer of control will be immediately forfeited. Recipients receiving RSU grants under Form A of the RSU Award Agreement are not entitled to accelerated vesting of their LTIP award upon a transfer of control of the Company.

•	If a participant separates from service with the Company prior to vesting of LTIP awards under the terms of the RSU Award Agreement, the unvested portion of the LTIP award will be forfeited.

•	Participants may elect to receive shares of Common Stock underlying their RSU grants immediately upon vesting or may elect to defer receipt of such underlying shares in accordance with the Stock Plan.

B. Change in Control Severance Agreements

Consistent with its prior practice of entering into Change in Control Severance Agreements with its executive officers, the Company entered into a Change in Control Severance Agreement (the “Agreement”) with Ronald Bryant on July 24, 2006 in connection with Mr. Bryant’s recent promotion to Vice President, Sales & Service, North America and Latin America. The Agreement provides that Mr. Bryant will be entitled to receive certain payments and benefits if, within two years after a change in control, the Company terminates his employment for reasons other than cause, disability, or death or if Mr. Bryant terminates his employment for good reason (for example, an adverse change in his position, responsibilities, or salary). In particular, the Agreement provides Mr. Bryant a payment equal to 2.9 times his then annual compensation and the continuation of certain health and welfare benefits for a period of two years after involuntary termination following a change in control. All of Mr. Bryant’s stock options and restricted stock will also immediately vest upon his termination under certain circumstances following a change in control of the Company and the stock options will generally remain exercisable for the remainder of the option term.

The Agreement provides for an automatic reduction in his severance benefits to the greatest amount possible without triggering excise taxes under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), if such reduction would provide Mr. Bryant a greater after-tax benefit than having to pay such excise taxes. In no event will the Company make any Code Section 4999 excise tax or tax gross-up payments on behalf of Mr. Bryant. The Agreement also provides for the automatic delay or restriction in the payment of certain benefits to the extent necessary to comply with recent changes in the law under Code Section 409A and the proposed regulations issued by the Treasury Department thereunder, including a delay of severance payments for up to six months following termination when necessary. In consideration of such benefits, the Agreement provides that Mr. Bryant will not compete against the Company for a two-year period following termination. The agreement has a term of three years. The full text of the Agreement is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

In conjunction with the review and drafting of certain provisions of Mr. Bryant’s Change in Control Severance Agreement to ensure compliance with Code Section 409A and the proposed Treasury regulations thereunder, the Company on July 24, 2006 also amended and restated its existing Change in Control Severance Agreements with Messrs. Marcuson, O’Dowd, and Seaquist to conform certain provisions of those agreements to the requirements of Code Section 409A and the proposed Treasury regulations. The amendments include changes to certain definitional terms to track Code Section 409A as well as the addition of provisions restricting or delaying the payment of certain benefits provided under the agreements to the extent necessary to comply with Code Section 409A. In particular, the amended and restated agreements provide that if any severance benefit provided under such agreements fail to satisfy the distribution requirement of Section 409A(a)(2)(A) of the Code as a result of the employee’s status as a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then the payment of such benefits shall be automatically delayed to the minimum extent necessary so that such benefits are not subject to the provisions of Section 409A(a)(1) of the Code. This amendment is likely to result in any severance benefits paid to the Company’s NEOs being delayed until six months and one day following termination of employment. The agreements were also amended to add a two-year term. The full text of the Amended and Restated Change in Control Severance Agreements entered into with each of Messrs. Marcuson, O’Dowd, and Seaquist are attached hereto as Exhibits 10.5 through 10.7 and are incorporated herein by reference.

The foregoing descriptions of the STIP, the RSU Award Agreements, the Change in Control Severance Agreement with Mr. Bryant, and the Amended and Restated Change in Control Severance Agreements are qualified in their entirety by reference to the full text of such exhibits.

Item	9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Embrex, Inc. Short-Term Incentive Plan

10.2	Form A – Restricted Stock Unit Agreement

10.3	Form B – Restricted Stock Unit Agreement

10.4	Change in Control Severance Agreement dated July 24, 2006 between Embrex and Ronald Bryant

10.5	Amended and Restated Change in Control Severance Agreement dated July 24, 2006 between Embrex and Randall L. Marcuson

10.6	Amended and Restated Change in Control Severance Agreement dated July 24, 2006 between Embrex and Joseph P. O’Dowd

10.7	Amended and Restated Change in Control Severance Agreement dated July 24, 2006 between Embrex and Don T. Seaquist

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMBREX, INC.

	By:	/s/ Randall L. Marcuson
	Name:	Randall L. Marcuson
Dated: July 26, 2006	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Exhibit
10.1	Embrex, Inc. Short-Term Incentive Plan

10.2	Form A – Restricted Stock Unit Agreement

10.3	Form B – Restricted Stock Unit Agreement

10.4	Change in Control Severance Agreement dated July 24, 2006 between Embrex and Ronald Bryant

10.5	Amended and Restated Change in Control Severance Agreement dated July 24, 2006 between Embrex and Randall L. Marcuson

10.6	Amended and Restated Change in Control Severance Agreement dated July 24, 2006 between Embrex and Joseph P. O’Dowd

10.7	Amended and Restated Change in Control Severance Agreement dated July 24, 2006 between Embrex and Don T. Seaquist